                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40905) pertaining to the 1997 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-47185) pertaining to the 1982 Employee Incentive Stock Option Plan, the 1992 Employee Stock Option Plan and the 1997 Directors' Stock Option Plan, in the Registration Statement (Form S-8 No. 333-76767) pertaining to the 1998 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-74787) pertaining to the 1998 Cimaron Communications Corporation Stock Incentive Plan, in the Registration Statements (Form S-3 No. 333-35404 and Form S-3 No. 333-46586) pertaining to the registration of shares of Applied Micro Circuits Corporation Common Stock, in the Registration Statement (Form S-8 No. 333-41572) pertaining to the YuniNetworks, Inc. 1999 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-46584) pertaining to the SiLUTIA, Inc. 1999 Stock Option Plan, in the Registration Statement (Form S-8 No. 333- 48914) pertaining to the MMC Networks, Inc. 1993 Stock Plan, the MMC Networks, Inc. 1997 Stock Plan, the MMC Networks, Inc. 1997 Director Option Plan and the MMC Networks, Inc. 1997 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-53282) pertaining to the 2000 Equity Incentive Plan, and in the Registration Statement (Form S-8 No. 333-57202) pertaining to the Raleigh Technology Corp. Equity Compensation Plan of our report dated April 20, 2001, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation included in the Annual Report on Form 10-K for the year ended March 31, 2001.

                                          Ernst & Young LLP

San Diego, California
May 18, 2001